EXHIBIT 99.2
2006 Fourth-Quarter Earnings Release March 30, 2007

Forward Looking Statements This presentation may contain statements about future events and Regency Energy Partners LP's ("Regency Energy Partners", "Regency" or the "Partnership") outlook and expectations, which are forward-looking statements. Although Regency believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect Regency's business prospects and performance, causing actual results to differ from those discussed during this presentation. Any forward-looking statements made are subject to all of the risks and uncertainties, many of which are beyond management's control, involved in gathering, processing, marketing and transportation of natural gas and natural gas liquids, or NGLs. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Regency's actual results and plans could differ materially from those expressed in any forward-looking statements. These risks and uncertainties are discussed in more detail in Regency's filings with the Securities and Exchange Commission, copies of which are available to the public. The Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events. Regulation G This document may include certain non-GAAP financial measures as defined under SEC Regulation G. In such an event, a reconciliation of those measures to the most directly comparable GAAP measures is included in this presentation.

Regency Energy Partners Overview

Strong year-over-year performance 494,816 603,592 1,116,565 2004 2005 2006 Adjusted EBITDA 49.8 51.2 92.8 Adjusted EBITDA $ in millions 1 2004 2005 2006 Gathering and Processing 305176 345398 529467 Transportation 189640 258194 587098 Total Throughput Throughput (MMBtu/d) 1 1 1 The results of operation are combined for the period from Acquisition (December 1, 2004) of the Predecessor and the period from January 1, 2004 to November 30, 2004 of the Regency LLC Predecessor to provide an annual reporting period for a more meaningful comparison vs. the year ended December 31, 2005. 26% 76% 81% 85% Gathering and Processing Transportation

Fourth Quarter and Full-Year 2006 Highlights Completed private placement of $550 million in seven-year senior notes Executing on our organic growth strategy Actively pursuing acquisition opportunities Continue to focus on growing the business and distributions to unitholders

Financial Overview Fourth-Quarter 2006

Consolidated Operating Results

Gathering and Processing Segment

Transportation Segment

Q&A

Non-GAAP Reconciliations

Non-GAAP Reconciliation

Non-GAAP Reconciliation

Non-GAAP Reconciliation

Non-GAAP Reconciliation